Exhibit 99.1

VMware Reports Fiscal 2018 Third Quarter Results

Year-over-year revenue growth of 11% to $1.98 billion

Continued broad-based strength across product portfolio and geographies

PALO ALTO, Calif., November 30, 2017—VMware, Inc. (NYSE: VMW), a global leader in cloud infrastructure and business mobility, today announced financial results for fiscal 2018 third quarter:

•	Revenue for the third quarter was $1.98 billion, an increase of 11% from the third quarter of 2016.

•	License revenue for the third quarter was $785 million, an increase of 14% from the third quarter of 2016.

•	GAAP net income for the third quarter was $443 million, or $1.07 per diluted share, up 43% per diluted share compared to $319 million, or $0.75 per diluted share, for the third quarter of 2016. Non-GAAP net income for the quarter was $553 million, or $1.34 per diluted share, up 17% per diluted share compared to $485 million, or $1.14 per diluted share, for the third quarter of 2016.

•	GAAP operating income for the third quarter was $465 million, an increase of 22% from the third quarter of 2016. Non-GAAP operating income for the third quarter was $689 million, an increase of 16% from the third quarter of 2016.

•	Operating cash flows for the third quarter were $970 million. Free cash flows for the quarter were $911 million.

•	Cash, cash equivalents and short-term investments were $11.6 billion, and unearned revenue was $5.6 billion as of November 3, 2017.

•	Total revenue plus sequential change in total unearned revenue grew 21% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 16% year-over-year.

“Coming off of a strong VMworld season, we are excited about the new products and services we have introduced this past quarter demonstrating our commitment to innovation and solving complex customer problems,” commented Pat Gelsinger, chief executive officer, VMware. “We are very pleased with our Q3 results; our strategy continues to resonate with customers as they embrace and leverage our broad portfolio of products and services.”

“We had a solid third quarter,” said Zane Rowe, executive vice president and chief financial officer, VMware. “Our results reflect continued strength across the portfolio and customers’ commitment to VMware as a strategic partner for both on-premises and hybrid-cloud software solutions.”

Recent Highlights & Strategic Announcements

•	At VMworld 2017, VMware hosted over 30,000 customers, partners and influencers in Las Vegas and Barcelona and introduced a wave of new products and services focused on the key technologies across cloud, mobility, networking and security. Highlights include:

¡	VMware unveiled an expanded set of products and services as part of VMware Cloud™ that are available through VMware and partners, including:

◾	VMware Cloud on AWS is now initially available in AWS U.S. West region. VMware Cloud on AWS brings VMware’s software-defined data center to the AWS Cloud, allowing customers to run applications across operationally consistent VMware vSphere®-based private, public and hybrid cloud environments, with optimized access to AWS services

◾	New VMware Cloud Services that enable end-to-end visibility into cloud usage, costs and networks, with consistent networking and security across public clouds and on-premises environments

¡	VMware announced its breakthrough solution for securing applications running on virtualized or cloud environments—VMware AppDefense™. It helps to deliver an intent-based security model and enables least privilege environments for critical applications.

¡	VMware and Pivotal Software, Inc., in collaboration with Google Cloud, unveiled Pivotal Container Service™ (PKS), a commercial release of the open source Cloud Foundry Container Runtime technology that, when available, will help Global 2000 companies operationalize Kubernetes.

•	VMware announced its intent to acquire VeloCloud Networks, Inc., provider of industry-leading cloud-delivered software-defined wide-area network (SD-WAN) technology for enterprises and service providers. Once the acquisition closes, VeloCloud will enable VMware to build on the success of its industry-leading network virtualization platform—VMware NSX®—and expand its networking portfolio to address end-to-end automation, application continuity, branch transformation and security from data center to cloud to edge.

•	According to IDC’s 2Q2017 Worldwide Quarterly Converged Systems Tracker, VMware, based on sales of hyperconverged solutions running VMware vSAN™, was the largest hyperconverged infrastructure software vendor during the first half of calendar year 2017. (1)

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue that include year-over-year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

(1)	IDC Worldwide Quarterly Converged Systems Tracker, 2Q2017

# # #

Revised Fiscal Calendar—Year-over-Year Comparisons of Quarterly Results and Sequential Change in Unearned Revenue Balances

VMware revised its fiscal calendar effective January 1, 2017. VMware’s first fiscal year under its revised fiscal calendar began on February 4, 2017 and will end February 2, 2018. The period from January 1, 2017 through February 3, 2017 was recorded as a transition period and was reported as a separate period in VMware’s Form 10-Q filing for the first quarter of fiscal 2018.

Year-over-year comparisons of quarterly financial results included in this press release and the attached financial tables compare results for VMware’s fiscal 2018 third quarter (August 5, 2017 through November 3, 2017) to VMware’s fiscal 2016 third quarter (July 1, 2016 through September 30, 2016). Sequential changes in total unearned revenue and unearned license revenue for the third quarter of fiscal 2018 compare VMware’s total unearned revenue and unearned license revenue balances as of August 4, 2017, the last day of the VMware’s fiscal 2018 second quarter, to the respective balances as of November 3, 2017, the last day of VMware’s fiscal 2018 third quarter.

About VMware

VMware, a global leader in cloud infrastructure and business mobility, helps customers realize possibilities by accelerating their digital transformation journeys. With VMware solutions, organizations are improving business agility by modernizing data centers and integrating public clouds, driving innovation with modern apps, creating exceptional experiences by empowering the digital workspace, and safeguarding customer trust by transforming security. With 2016 revenue of $7.09 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, VMware Cloud, vSphere, AppDefense, NSX and VMware vSAN are registered trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding the expected benefits to customers of VMware products and services, as well as VMware’s intention to acquire VeloCloud Networks, Inc. and the expected complementary nature and strategic advantages of combined product and solutions offerings after the acquisition’s close. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability of the parties to satisfy closing conditions to VMware’s acquisition of VeloCloud Networks, Inc. on a timely basis or at all; (xiii) market conditions, regulatory requirements and other corporate considerations that could affect the timing and closing conditions to VMware’s acquisition of VeloCloud Networks, Inc.; (xiv) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (xv) the ability of VMware to realize synergies from Dell; (xvi) disruptions resulting from key management changes; (xvii) fluctuating currency exchange rates; (xviii) changes in VMware’s financial condition; and (xix) potential disruptions relating to the transition to Dell’s fiscal year and further business integrations with Dell. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2017	September 30, 2016	November 3, 2017	September 30, 2016
Revenue:
License	$785	$691	$2,127	$1,907
Services	1,191	1,087	3,485	3,153

Total revenue	1,976	1,778	5,612	5,060
Operating expenses(1):
Cost of license revenue	38	40	116	121
Cost of services revenue	240	226	721	658
Research and development	449	389	1,298	1,109
Sales and marketing	607	564	1,862	1,708
General and administrative	175	178	486	516
Realignment and loss on disposition	2	—	88	52

Operating income	465	381	1,041	896
Investment income	33	21	82	56
Interest expense	(28)	(7)	(41)	(20)
Other income (expense), net	(2)	(8)	51	(8)

Income before income tax	468	387	1,133	924
Income tax provision	25	68	124	179

Net income	$443	$319	$1,009	$745

Net income per weighted-average share, basic for Classes A and B	$1.09	$0.76	$2.47	$1.76
Net income per weighted-average share, diluted for Classes A and B	$1.07	$0.75	$2.44	$1.75
Weighted-average shares, basic for Classes A and B	406,733	421,704	407,856	423,341
Weighted-average shares, diluted for Classes A and B	413,013	425,008	413,957	425,851

(1) Includes stock-based compensation as follows:
Cost of license revenue	$—	$—	$1	$2
Cost of services revenue	13	13	38	38
Research and development	96	80	266	224
Sales and marketing	52	51	150	146
General and administrative	21	26	58	62

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	November 3, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$6,012	$2,790
Short-term investments	5,600	5,195
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	900	1,856
Due from related parties, net	254	132
Other current assets	160	362

Total current assets	12,926	10,335
Property and equipment, net	1,031	1,049
Other assets	282	248
Deferred tax assets	641	462
Intangible assets, net	443	517
Goodwill	4,271	4,032

Total assets	$19,594	$16,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$99	$125
Accrued expenses and other	926	898
Unearned revenue	3,500	3,531

Total current liabilities	4,525	4,554
Notes payable to Dell	270	1,500
Long-term debt	3,962	—
Unearned revenue	2,147	2,093
Other liabilities	416	399

Total liabilities	11,320	8,546
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 103,819 and 108,351	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	879	1,721
Accumulated other comprehensive income (loss)	9	(9)
Retained earnings	7,382	6,381

Total stockholders’ equity	8,274	8,097

Total liabilities and stockholders’ equity	$19,594	$16,643

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2017	September 30, 2016	November 3, 2017	September 30, 2016
Operating activities:
Net income	$443	$319	$1,009	$745
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80	87	246	261
Stock-based compensation	182	170	513	472
Excess tax benefits from stock-based compensation	—	(6)	—	(7)
Deferred income taxes, net	65	(19)	100	(24)
Amortization of debt discount and issuance costs	1	—	1	—
Loss on disposition	2	—	80	—
Gain on disposition of strategic investments	—	—	(38)	(1)
Impairment of strategic investments	3	7	5	12
Gain on extinguishment of debt	(6)	—	(6)	—
Loss on Dell stock purchase	—	—	2	—
Loss on disposal of assets	—	5	1	12
Other	—	—	2	(1)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	290	96	293	513
Other assets	(1)	4	(27)	(22)
Due to/from related parties, net	(47)	73	(162)	55
Accounts payable	(20)	(16)	39	(26)
Accrued expenses and other liabilities	(96)	(83)	27	(64)
Income taxes payable	(70)	10	(63)	(26)
Unearned revenue	144	(27)	342	18

Net cash provided by operating activities	970	620	2,364	1,917

Investing activities:
Additions to property and equipment	(59)	(30)	(164)	(109)
Purchases of available-for-sale securities	(1,186)	(1,126)	(3,339)	(3,337)
Sales of available-for-sale securities	492	790	1,745	1,769
Maturities of available-for-sale securities	436	396	1,207	1,015
Proceeds from disposition of assets	—	1	—	3
Purchases of strategic investments	(1)	(7)	(33)	(33)
Proceeds from sales of strategic investments	—	—	6	1
Business combinations, net of cash acquired	—	—	(236)	(59)
Net cash paid on disposition of a business	(7)	—	(47)	—
Increase in restricted cash	—	—	—	(2)

Net cash provided by (used in) investing activities	(325)	24	(861)	(752)

Financing activities:
Proceeds from issuance of common stock	28	54	104	106
Net proceeds from issuance of long-term debt	3,961	—	3,961	—
Repayment of notes payable to Dell	(1,225)	—	(1,225)	—
Payment to acquire non-controlling interests	—	—	—	(4)
Repurchase of common stock	(855)	(1,016)	(1,280)	(1,016)
Excess tax benefits from stock-based compensation	—	6	—	7
Shares repurchased for tax withholdings on vesting of restricted stock	(94)	(25)	(271)	(97)

Net cash provided by (used in) financing activities	1,815	(981)	1,289	(1,004)

Net increase (decrease) in cash and cash equivalents	2,460	(337)	2,792	161
Cash and cash equivalents at beginning of the period	3,552	2,991	3,220	2,493

Cash and cash equivalents at end of the period	$6,012	$2,654	$6,012	$2,654

Supplemental disclosures of cash flow information:
Cash paid for interest	$3	$7	$19	$21
Cash paid for taxes, net	25	76	87	212
Non-cash items:
Changes in capital additions, accrued but not paid	$13	$4	$19	$(15)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	November 3, 2017	September 30, 2016
Total revenue, as reported	$1,976	$1,778
Sequential change in unearned revenue(1)	143	(27)

Total revenue plus sequential change in unearned revenue	$2,119	$1,751

Change (%) over prior year, as reported	21%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue
	Three Months Ended
	November 3, 2017	September 30, 2016
Total license revenue, as reported	$785	$691
Sequential change in unearned license revenue	(16)	(30)

Total license revenue plus sequential change in unearned license revenue	$769	$661

Change (%) over prior year, as reported	16%

(1)	Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	November 3, 2017	August 4, 2017	May 5, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Unearned revenue as reported:
License	$503	$519	$472	$503	$425	$455
Software maintenance	4,623	4,522	4,323	4,628	4,201	4,189
Professional services	521	463	440	493	468	478

Total unearned revenue	$5,647	$5,504	$5,235	$5,624	$5,094	$5,122

Change (%) over prior year:
License	18.4%	14.2%	13.8%	17.4%	5.1%	(5.5)%
Software maintenance	10.0%	8.0%	5.3%	10.9%	9.1%	7.6%
Professional services	11.1%	(3.1)%	(3.7)%	3.9%	8.6%	9.2%

Total unearned revenue	10.8%	7.5%	5.2%	10.8%	8.7%	6.4%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended November 3, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$38	—	—	(26)	—	—	$11
Cost of services revenue	$240	(13)	(1)	(1)	—	—	$225
Research and development	$449	(96)	—	—	(1)	—	$352
Sales and marketing	$607	(52)	(1)	(6)	(1)	—	$550
General and administrative	$175	(21)	—	—	(4)	—	$149
Realignment and loss on disposition	$2	—	—	—	(2)	—	$—
Operating income	$465	182	2	33	8	—	$689
Operating margin(2)	23.5%	9.2%	0.1%	1.6%	0.4%	—	34.8%
Other income (expense), net	$(2)	—	—	—	3	—	$2
Income before income tax	$468	182	2	33	11	—	$696
Income tax provision	$25					118	$143
Tax rate(2)	5.4%						20.5%
Net income	$443	182	2	33	11	(118)	$553
Net income per weighted-average share, diluted for Classes A and B(2) (3)	$1.07	$0.44	$—	$0.08	$0.03	$(0.28)	$1.34

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 413,013 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended September 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$40	—	—	(26)	—	—	$13
Cost of services revenue	$226	(13)	—	(1)	—	—	$212
Research and development	$389	(80)	—	—	—	—	$309
Sales and marketing	$564	(51)	(2)	(5)	—	—	$507
General and administrative	$178	(26)	—	—	(6)	—	$145
Operating income	$381	170	2	32	6	—	$592
Operating margin(2)	21.4%	9.6%	0.1%	1.8%	0.4%	—	33.3%
Other income (expense), net	$(8)	—	—	—	13	—	$5
Income before income tax	$387	170	2	32	19	—	$611
Income tax provision	$68					57	$126
Tax rate(2)	17.6%						20.5%
Net income	$319	170	2	32	19	(57)	$485
Net income per weighted-average share, diluted for Classes A and B(2) (3)	$0.75	$0.40	$0.01	$0.08	$0.04	$(0.13)	$1.14

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 425,008 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended November 3, 2017

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Related Items	Loss on Share Repurchase	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$116	(1)	—	(79)	—	—	—	$35
Cost of services revenue	$721	(38)	(1)	(2)	—	—	—	$679
Research and development	$1,298	(266)	(1)	—	(4)	—	—	$1,028
Sales and marketing	$1,862	(150)	(3)	(15)	(3)	—	—	$1,692
General and administrative	$486	(58)	(1)	—	(17)	—	—	$409
Realignment and loss on disposition	$88	—	—	—	(88)	—	—	$—
Operating income	$1,041	513	6	96	112	—	—	$1,769
Operating margin(2)	18.5%	9.1%	0.1%	1.7%	2.0%	—	—	31.5%
Other income (expense), net	$51	—	—	—	(33)	2	—	$19
Income before income tax	$1,133	513	6	96	79	2	—	$1,829
Income tax provision	$124						251	$375
Tax rate(2)	10.9%							20.5%
Net income	$1,009	513	6	96	79	2	(251)	$1,454
Net income per weighted-average share, diluted for Classes A and B(2) (3)	$2.44	$1.24	$0.01	$0.23	$0.19	$—	$(0.61)	$3.51

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 413,957 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Nine Months Ended September 30, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition, Disposition and Other Related Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$121	(2)	—	(76)	—	—	—	$43
Cost of services revenue	$658	(38)	(1)	(2)	—	—	—	$617
Research and development	$1,109	(224)	(1)	—	—	—	—	$883
Sales and marketing	$1,708	(146)	(3)	(16)	—	—	—	$1,542
General and administrative	$516	(62)	(1)	(1)	—	(25)	—	$428
Realignment	$52	—	—	—	(52)	—	—	$—
Operating income	$896	472	6	95	52	25	—	$1,547
Operating margin(2)	17.7%	9.3%	0.1%	1.9%	1.0%	0.5%	—	30.6%
Other income (expense), net	$(8)	—	—	—	—	15	—	$6
Income before income tax	$924	472	6	95	52	40	—	$1,589
Income tax provision	$179						145	$324
Tax rate(2)	19.4%							20.4%
Net income	$745	472	6	95	52	40	(145)	$1,265
Net income per weighted-average share, diluted for Classes A and B(2) (3)	$1.75	$1.11	$0.01	$0.22	$0.12	$0.09	$(0.34)	$2.97

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 425,851 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2017	September 30, 2016	November 3, 2017	September 30, 2016
Revenue:
License	$785	$691	$2,127	$1,907
Services:
Software maintenance	1,023	947	3,011	2,753
Professional services	168	140	474	400

Total services	1,191	1,087	3,485	3,153

Total revenue	$1,976	$1,778	$5,612	$5,060

Percentage of revenue:
License	39.7%	38.9%	37.9%	37.7%
Services:
Software maintenance	51.8%	53.3%	53.7%	54.4%
Professional services	8.5%	7.8%	8.4%	7.9%

Total services	60.3%	61.1%	62.1%	62.3%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2017	September 30, 2016	November 3, 2017	September 30, 2016
Revenue:
United States	$978	$916	$2,800	$2,587
International	998	862	2,812	2,473

Total revenue	$1,976	$1,778	$5,612	$5,060

Percentage of revenue:
United States	49.5%	51.5%	49.9%	51.1%
International	50.5%	48.5%	50.1%	48.9%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Nine Months Ended
	November 3, 2017	September 30, 2016	November 3, 2017	September 30, 2016
GAAP cash flows from operating activities	$970	$620	$2,364	$1,917
Capital expenditures	(59)	(30)	(164)	(109)

Free cash flows	$911	$590	$2,200	$1,808

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, gain or loss on share repurchase, and certain litigation and other contingencies, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Gain or loss on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC, pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. Through December 31, 2016, VMware had purchased 4.8 million shares for $375 million, as well as recognized a derivative asset related to its obligation to repurchase $125 million of additional shares. The derivative asset was measured at fair value on a recurring basis and resulted in the recognition of gains and losses, which were recorded to other income (expense), net on the condensed consolidated statements of income. On February 15, 2017, the stock purchase agreement with Dell was completed. VMware’s management believes it is useful to exclude the mark-to-market adjustment on the derivative asset, as it is not reflective of VMware’s ongoing business and operating results.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.